UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023 (January 9, 2023)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 9, 2023, the Board of Directors (the “Board”) of DISH Network Corporation (“DISH”) appointed Stephen Bye a member of the Board effective January 18, 2023.

Mr. Bye has served as Executive Vice President and Chief Commercial Officer of DISH’s facilities-based wireless network business since November 2019. Mr. Bye’s responsibilities included wholesale and enterprise services, business development, product management, service integration and partner management. Mr. Bye is joining Ziff Davis as President of its Connectivity division effective January 23, 2023.

Prior to DISH, Mr. Bye was CEO of Connectivity Wireless, a provider of carrier-grade, in-building neutral host wireless solutions. Before that, he served as the President of C Spire, where he was responsible for the day-to-day operations of the company. Additionally, he has held a range of executive positions at Cox Communications, AT&T, BellSouth International, Optus Communications and Telstra.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release “Stephen Bye Joins DISH Network Board of Directors” dated January 10, 2023.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release “Stephen Bye Joins DISH Network Board of Directors” dated January 10, 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: January 10, 2023	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel